Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the accompanying Post-Effective Amendment to the Registration Statement on Form N-1A of the Conestoga Small Cap Fund and the Conestoga Mid Cap Fund, each a series of shares of beneficial interest of Conestoga Funds, of our report dated November 28, 2012 on the financial statements and financial highlights included in the September 30, 2012 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Ongoing Arrangements to Disclose Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 24, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the accompanying Post-Effective Amendment to the Registration Statement on Form N-1A of the Institutional Advisors Large Cap Fund, a series of shares of beneficial interest of Conestoga Funds, of our report dated November 28, 2012 on the financial statements and financial highlights included in the September 30, 2012 Annual Report to the Shareholders of the above referenced fund.

We further consent to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Ongoing Arrangements to Disclose Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 24, 2013